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                                                                    Exhibit 10.4

                          RIGHT-OF-WAY ENTRY AGREEMENT

THIS RIGHT-OF-WAY ENTRY AGREEMENT ("Agreement") is made and entered into this 15th day of August, 2000 by and among (i) Norfolk Southern Railway Company ("Railroad"), a Virginia corporation, (ii) Thoroughbred Technology and Telecommunications, Inc. ("T-Cubed"), a Virginia corporation, and (iii) North American Infotech, LLC ("NAIT"), a Delaware limited liability company.

         WHEREAS, contemporaneously herewith, NAIT and T-Cubed have entered into a Fiber Optic Conduit Agreement, pursuant to which T-Cubed will install a Conduit System in the Segment and NAIT will purchase the NAIT Ducts included therein;

         WHEREAS, as a result of the Fiber Optic Conduit Agreement, Railroad will obtain the use of a continuous pair of dedicated Optical Fibers ("Dedicated Fibers") in one of the Cables in the NAIT Ducts throughout the Segment for railroad-related voice, data and SCADA communications and other unrestricted T-Cubed purposes;

         WHEREAS, during the term of the Fiber Optic Conduit Agreement, NAIT, its employees, agents and contractors may from time to time require entry upon and access to Railroad's property (the "Property") in order to inspect T-Cubed's construction activities prior to their completion and for other purposes; and

         WHEREAS, Railroad, T-Cubed and NAIT desire to provide for such entry and access pursuant to the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises, covenants, undertakings and other consideration set forth in this Agreement, Railroad and NAIT agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

         To the extent capitalized terms used herein have been defined in the ___________,2000 Fiber Optic Conduit Agreement ("Fiber Optic Conduit Agreement"), between T-Cubed and NAIT, they shall have the meanings assigned to them in those agreements, unless otherwise herein dictated by specification or context. All other capitalized terms used herein shall have the meanings assigned to them in this Agreement.




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                                    ARTICLE 2
                                      TERM

         The term of this Agreement shall be coterminous with the term of the Fiber Optic Conduit Agreement.

                                    ARTICLE 3
                                 RIGHT OF ENTRY

         Railroad consents and agrees that NAIT, its employees, agents and duly authorized contractors may enter upon the Property in order to conduct inspections and other activities incidental to the Fiber Optic Conduit Agreement (collectively, the "Work").

                                    ARTICLE 4
                               CONDUCT OF THE WORK

         Section 4.01. The Work shall be conducted at NAIT's sole expense and shall be performed by NAIT with reasonable care and diligence under the supervision of Railroad's personnel so as to avoid accident, damage or harm to persons or property and delays to or interference with operations of Railroad. Control and supervision of the Property shall remain with Railroad at all times during the course of the Work. Railroad may in its sole discretion require NAIT, its employees, contractors and agents to cease their activities on and vacate the Property if they fail to comply with Railroad's directions for the safety and protection of Railroad's personnel, property and operations. The Work shall occur during daylight hours.

         Section 4.02. NAIT covenants and agrees not to introduce, use, generate, store or dispose of any hazardous substance on the Property in violation of any applicable law or regulation. NAIT shall be responsible for any migration or entry of contaminants into subsurface soils or groundwater caused by or arising out of NAIT's activities on the Property.

         Section 4.03. With the exception of public grade crossings, NAIT shall not cross the tracks of Railroad with any vehicle unless it shall have received in advance the permission of Railroad and executed such separate agreement as shall be provided by Railroad.

         Section 4.04. Except as provided in the Fiber Optic Conduit Agreement, NAIT agrees to reimburse Railroad, within thirty (30) days after receipt of an invoice therefor, for all reasonable expenses incurred by Railroad resulting from the Work, including but not limited to materials and expenses for watchmen, flagmen, inspectors, train crews, communications personnel, signalmen, supervisors and such other personnel as Railroad deem necessary to engage in connection with the Work.




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         Section 4.05. Railroad's designee shall be given written notice not less five (5) days before NAIT proposes to enter upon the Property. NAIT understands that additional notice may be required if Railroad is to provide, at the desired time, any flagging which Railroad may deem necessary under Article
4. Prior to entering upon the Property, NAIT shall meet with Railroad's designee to receive any instructions Railroad may have concerning NAIT's activities on the Property. Railroad's designees for each Segment are listed on EXHIBIT A to this Agreement.

         Section 4.06. NAIT agrees to give Railroad a complete copy of the results of any tests or analyses made on or about the Property and any related reports and recommendations. NAIT further agrees to keep said tests, analyses and reports confidential and not to disclose them to any other party, including any governmental authority, unless NAIT has received express written authorization to do so from Railroad.

                                    ARTICLE 5
                             ASSIGNMENT OR TRANSFER

         This Agreement shall not be assigned or transferred without written approval of Railroad and T-Cubed.

                                    ARTICLE 6
                                 INDEMNIFICATION

         NAIT agrees to investigate and, at Railroad's election, defend with counsel approved by Railroad, indemnify and hold Railroad harmless from and against any and all losses, damages, liability, claims, demands, detriments, costs, charges and expenses (including attorney's fees and court costs) arising out of NAIT's or its employees', contractors' or agents' entry upon, occupancy of, or work on or about, the Property, irrespective of any negligence of Railroad, its employees, contractors or agents. NAIT agrees that each and all of its indemnity commitments herein shall extend to T-Cubed and Railroad's parent, subsidiaries, affiliates and its and their directors, officers, employees and agents.

                                    ARTICLE 7
                                    INSURANCE

         Section 7.01. Required Insurance Policies. Prior to entering upon the Property, NAIT agrees to furnish evidence that NAIT and/or its contractor maintain the following insurance coverages:

         A. Workers' Compensation Insurance in satisfaction of statutory requirements of the state where the property covered by this agreement is located. Also, Employers'




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                  Liability Insurance having limits of not less than $500,000 each accident, $500,000 per disease - policy limit, and $500,000 per disease - each employee.

         B. Comprehensive General Liability Insurance having a combined single limit of not less than $2,000,000 per occurrence for all loss, damage, cost and expense, including attorneys' fees, arising out of bodily injury liability and property damage liability during the policy period. Such policy shall be endorsed to name Railroad and T-Cubed as additional insureds and shall include a severability of interests provision. In addition, NAIT's policy shall include contractual liability insurance coverage applicable to the indemnity provisions of this Agreement.

         C. Automobile Liability Insurance having a combined single limit of not less than $500,000 per occurrence. Said policy shall name Railroad and T-Cubed as additional insureds and shall include a severability of interests provision.

         Section 7.02. Insurance - Other. All insurance described above shall be maintained until work contemplated hereunder has been completed. Prior to entering upon the property, NAIT shall forward copies of the certificates of insurance indicating the above-noted coverages to: Director, Risk Management, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510-9241. The furnishing by NAIT of such insurance and the acceptance of the same by Railroad and T-Cubed is not intended to and shall not reduce, limit, affect or modify the primary obligations and liabilities of NAIT under the other provisions of this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

         If any of the foregoing provisions is held to be unlawful or unenforceable, the parties intend that only the specific words found to be unlawful or unenforceable are severed and deleted from this Agreement and that the balance of the agreement remain a binding enforceable agreement to the fullest extent permitted by law. This Agreement may be executed in several counterparts, including facsimile counterparts, and all executed counterparts shall constitute one and the same Agreement.


                            [SIGNATURE PAGE FOLLOWS.]












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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the date and year first above written.


WITNESS:                                       NORFOLK SOUTHERN
                                               RAILWAY COMPANY

By:                                            By:
   ---------------------------                    ------------------------------

Name:                                          Name:
     -------------------------                      ----------------------------

Title:                                         Title:
      ------------------------                       ---------------------------


WITNESS:                                       THOROUGHBRED TECHNOLOGY
                                               AND TELECOMMUNICATIONS, INC.

By:                                            By:
   ---------------------------                    ------------------------------

Name:                                          Name:
     -------------------------                      ----------------------------

Title:                                         Title:


WITNESS:                                       NORTH AMERICAN INFOTECH, LLC

By:                                            By:
   ---------------------------                    ------------------------------

Name:                                          Name:
     -------------------------                      ----------------------------

Title:                                         Title:
      ------------------------                       ---------------------------




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                                    EXHIBIT A

                              RAILROAD'S DESIGNEES


Location                      Site Contact              Phone #                       Pager #
--------                      ------------              -------                       -------
Memphis-Chattanooga           C.E. Stine                (865) 521-1409 (office)       (888) 477-7885
Segment                                                 (865) 207-0219 (cell)

Atlanta-Chattanooga           Johnny Bradley            (865) 521-1408 (office)       (888) 477-7890
Segment (Chattanooga to                                 (865) 207-0181 (cell)
Tiftonia)

Atlanta-Chattanooga           Wayne Gaddy               (205) 951-4725 (office)       (800) 999-6710 (pin 999-
Segment (Austell to                                     (205) 910-3252 (cell)         2288)
Brement to Green)

Atlanta-Chattanooga           Terry Rhodes              (404) 529-1388 (office)       (800) 522-2246 (pin 066-
Segment (Green to Rome                                  (404) 625-5813 (cell)         6983)
to Krannert)












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